SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2013 (March 22, 2013)

GENSPERA, INC.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Between December of 2012 and January of 2013, GenSpera, Inc. (“Company”) offered and sold 400,461 units resulting in gross proceeds of $881,000 pursuant to a securities purchase agreement (“December Offering”) to a number of accredited investors (“Investors”) in a private placement. The price per unit was $2.20. Each unit consists of (i) one share of the Company’s common stock (“Shares”) and (ii) one common stock purchase warrant (“Warrant”). The Warrants have a term of five years from each respective closing date and entitle the Investors to purchase the Company’s common stock at a price per share of $3.00. In the event that the shares underlying the Warrants are not subject to a registration statement, the Warrants may be exercised on a cashless basis after 12 months from the issuance date. The Warrants also contain provisions providing for an adjustment in the underlying number of shares and exercise price in the event of stock splits or dividends and fundamental transactions. The Warrants do not contain any price protection provisions.

In connection with the December Offering, we entered into a Registration Rights Agreement (“RRA”) with the Investors. Pursuant to the RRA, we agreed to file a “resale” registration statement with the SEC covering all of the Shares and shares underlying the Warrants within 45 days of the final closing date of the sale of units (May 30, 2013) and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. We are also obligated to pay Investors, as partial liquidated damages, a fee of 0.50% per month in cash up to a maximum of 6%, upon the occurrence of certain events, including our failure to file and / or have the registration statement declared effective within the time provided.

Between March 22, 2013 and March 27, 2013, we sold 557,256 additional units resulting in gross proceeds of $988,000 in connection with another closing of our December Offering. The price per unit was $1.773.   The Investors participating in the March closing, entered into the same agreements in substantially the same form as the Investors in the December Offering with the exception of the price per unit.

Of the units sold in the March closing, $408,000 were offered and sold through Galt Financial Group, Inc., as placement agent (“Galt”). For its services, Galt received a cash fee of $32,640 (8% cash fee) and an expense reimbursement of $4,000. We also issued Galt a placement agent warrant to purchase 18,410 shares of our Common Stock on the same terms as investors in the March closing (“PA Warrant”).

Pursuant to the March closing, the Company received gross proceeds of $988,000 and issued 557,256 units, and the Company issued 18,410 PA Warrants.

In connection with the March closing, the Company adjusted the purchase price of the units previously sold in the December Offering from $2.20 to $1.733. As a result of this adjustment, the Company issued an additional 96,443 units.

To date, the Company has issued 1,054,160 units, 18,410 PA Warrants and received gross proceeds of $1,869,000 in connection with the December Offering.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of each of the Securities Purchase Agreement, Common Stock Purchase Warrant, and the Registration Rights Agreement are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01, 4.01, and 10.02 respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01 Financial Statement and Exhibits.

The exhibits listed in the accompanying index to exhibits are filed or incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2013

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	Form of Common Stock Purchase Warrant

10.01	Form of Securities Purchase Agreement

10.02	Form of Registration Rights Agreement